Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement is dated February 4, 2021 (this “Agreement”), by and among Code Chain New Continent Limited, a Nevada corporation (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement as being subsidiaries or affiliates of the Company, the “Company”), Chengdu Ma Shang Pai Auction Co., Ltd., a PRC limited liability company (“MSP”) and shareholders of MSP, listed in Exhibit A (each a “Shareholder” and collectively the “Shareholders”), who owns 100% equity interests of MSP. Capitalized terms used herein without definition shall have the meanings assigned to them in the Share Purchase Agreement (defined below) by and among the Parties dated January 11, 2021.

WHEREAS, the parties hereto are parties to the Share Purchase Agreement, dated January 11, 2021 (the “Share Purchase Agreement”) and

WHEREAS, the Company decided not to proceed with the transaction contemplated in the Share Purchase Agreement; and

WHEREAS, the parties hereto desire to terminate the Share Purchase Agreement on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 4.2 of the Share Purchase Agreement, the parties may not terminate the Share Purchase Agreement except by a writing signed by an authorized representative of each party.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Termination. The parties hereby agree to terminate the Share Purchase Agreement pursuant to Section 4.2 thereof. Effective as of the date hereof (the “Termination Date”), the Share Purchase Agreement shall terminate and be of no further force and effect. Notwithstanding any provision of the Share Purchase Agreement to the contrary, neither party shall have any further obligations thereunder or with respect thereto, except as specifically set forth herein.

2. Effect of Termination. Effective as of the Termination Date, none of MSP and the Shareholders (or their affiliates, directors, officers, employees, agents or other representatives), on the one hand, nor the Company (or its affiliates or its directors, officers, employees, agents or other representatives), on the other hand, shall have any liability or obligation to each other under the Share Purchase Agreement.

3. Releases. Effective as of the Termination Date, each of the parties hereto, on its own behalf and on behalf of its principals, agents, affiliates, successors, assigns, heirs, representatives, and attorneys, hereby irrevocably, fully and unconditionally releases and forever discharges the other party and each of its past or present directors, officers, employees, attorneys, principals, agents, affiliates, successors, assigns, heirs, representatives, and insurers, from and against any and all present and future claims, counterclaims, demands, actions, suits, causes of action, damages, controversies and liabilities, including, without limitation, any costs, expenses, bills, penalties or attorneys’ fees, whether known or unknown, contingent or absolute, foreseen or unforeseen, and whether in law, equity or otherwise, that could have been asserted in any court or forum and relating in any way to any conduct, occurrence, activity, expenditure, promise or negotiation arising from or relating to the Share Purchase Agreement, including the performance thereof and further payment obligations of any kind in connection therewith.

4. Due Authorization. Each party hereto hereby represents and warrants that the signature to this Agreement has been duly authorized by all necessary corporate action on its part and that the officer executing this Agreement on its behalf has the authority to execute the same and to bind it to the terms and conditions of this Agreement.

5. Confidentiality. The parties acknowledge and agree that all parties to this Agreement will keep completely confidential the terms and conditions of this Agreement, and any financial, operational or confidential information not already public.

6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

7. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

8. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in The City and County of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the City and County of New York for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement may not be enforced in or by any of the above-named courts.

9. Amendment. This Agreement may be amended by the parties hereto in writing and signed by each of the parties.

10. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by either party (whether pursuant to a merger, by operation of law or otherwise).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

THE SHAREHOLDERS

Shanghai Makesi Internet Technology Co., Ltd.

/s/ Wei Xu
Name:	Wei Xu	`
Title:	Executive Director

Chengdu Yuan Ma Lian Technology Co., Ltd.

/s/ Yongzhen Cen
Name:	Yongzhen Cen
Title:	General Manager

MSP

Chengdu Ma Shang Pai Auction Co., Ltd.

/s/ Jinhe Qiu
Name:	Jinhe Qiu
Title:	Executive Director

CCNC

Code Chain New Continent Limited

/s/ Yimin Jin
Name:	Yimin Jin
Title:	CEO

[signature page to the Termination Agreement dated February 4, 2021]

EXHIBIT A

MSP SHAREHOLDERS

Name
Shanghai Makesi Internet Technology Co., Ltd.
Chengdu Yuan Ma Lian Technology Co., Ltd.